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Exhibit 1.1

THE MILLS CORPORATION
(a Delaware corporation)

9.00% Series C Cumulative Redeemable Preferred Stock, par value $.01 per share

UNDERWRITING AGREEMENT

December 12, 2002

December 12, 2002

MERRILL LYNCH & CO.,
MERRILL LYNCH, PIERCE, FENNER & SMITH
                            INCORPORATED
SALOMON SMITH BARNEY INC.
RBC DAIN RAUSCHER INC.
UBS WARBURG LLC
as Representatives of the several Underwriters

c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center, 26TH Floor
New York, NY 10281-1209

Ladies and Gentlemen:

        THE MILLS CORPORATION, a Delaware corporation (the "Company"), and the sole general partner of Mills LP, a Delaware limited partnership (the "Operating Partnership"), proposes to issue and sell to Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Salomon Smith Barney Inc. ("Salomon"), RBC Dain Rauscher Inc., UBS Warburg LLC, and each of the other underwriters named in Schedule A hereto (collectively the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 9 hereof), for whom Merrill Lynch and Salomon are acting as representatives (in such capacity, the "Representatives"), an aggregate of 3,000,000 shares of the Company's 9.00% Series C Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Firm Shares") as set forth on Schedule A hereto. The Company also proposes to issue and sell to the Underwriters not more than an additional 450,000 shares of its Series C Cumulative Redeemable Preferred Stock, par value $.01 per share (the "Additional Shares") if and to the extent that the Underwriters shall have determined to exercise the right to purchase such shares granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of 9.00% Series C Cumulative Redeemable Preferred Stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Series C Preferred Stock."

        The Company has filed with the Securities and Exchange Commission (the "Commission") registration statements on Form S-3 (No. 333-13363), as amended, Form S-3 (No. 333-65142), as amended and Form S-3 (No. 333-88606), as amended, for the registration of common stock, preferred stock, common stock warrants and depository shares, including the Shares, under the Securities Act of 1933, as amended (the "Securities Act"), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the Securities Act (the "Securities Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement. Such registration statements (as so amended, if applicable) have been declared effective by the Commission. Such registration statements (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the Securities Act Regulations (the "Rule 430A Information") or Rule 434(d) of the Securities Act Regulations (the "Rule 434 Information"), are referred to herein as the "Registration Statement"; and the final prospectus and the prospectus supplement relating to the offering of the Shares, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Shares, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the date hereof; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the

Securities Act Regulations (the "Rule 462 Registration Statement"), then, after such filing, all references to "Registration Statement" shall be deemed to include the Rule 462 Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the Securities Act Regulations, then all references to "Prospectus" shall be deemed to include the final or preliminary prospectus in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the Securities Act Regulations. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations, that was used after such effectiveness and prior to the execution and delivery of this Agreement. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

        All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (and all references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the Exchange Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

        The term "subsidiary" also includes, without limitation, each entity listed on Exhibit A hereto.

        The term "Property Partnership" means any entity which owns any of the Mills or Block projects in the Company's portfolio (as described in the Company's Annual Report on Form 10-K for the most recently completed fiscal year, and including such other Mills or Block projects as are included in the Company's portfolio as of the date hereof (the "Properties")).

        The title, specific number of shares, rank, stated value, liquidation preference, dividend rate, dividend payment dates, redemption provisions, sinking fund requirements, conversion provisions and other terms of the Shares are set forth in the Certificate of Designations relating to the Shares filed with the State of Delaware (the "Certificate of Designations").

        1.    Representations and Warranties by the Company and the Operating Partnership.    Each of the Company and the Operating Partnership jointly and severally represents and warrants to each Underwriter, as of the date hereof, as of the Closing Date (as defined in Section 2) and as of any Additional Closing Date (as defined in Section 2) (in each case, a "Representation Date"), as follows:

          (a)    Compliance with Registration Requirements.    The Company meets the requirements for use of Form S-3 under the Securities Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or the Operating Partnership, after due inquiry, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company or the Operating Partnership, after due inquiry, threatened by the Commission or the state securities authority of any jurisdiction.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at each Representation Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the Securities Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Representatives expressly for use in the Registration Statement or the Prospectus.

          Each preliminary prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Shares, the Company has complied or will comply with the requirements of Rule 111 under the Securities Act Regulations relating to the payment of filing fees therefor.

          (b)    Incorporated Documents.    The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the "Exchange Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c)    Independent Accountants.    The accountants who certified the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act and the Securities Act Regulations. Such accountants have not notified the Company, the Company's board of directors or the audit committee of the board of directors of any illegal acts that are required to be reported pursuant to Section 10A of the Exchange Act.

          (d)    Financial Statements.    The financial statements of the Company included, or incorporated by reference, in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the respective entity or entities or group presented therein at the respective dates indicated and the statement of operations, stockholders' equity and cash flows data of such entity, as the case may be, for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. The selected financial data, the summary financial information and other financial information and data included in, or incorporated by reference into, the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included, or incorporated by reference, in the Registration Statement and the Prospectus. In addition, any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and the guidelines of the American Institute of Certified Public Accountants ("AICPA") with respect to pro forma information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are, in the opinion of the Company, reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All historical financial statements and information and all pro forma financial statements and information required by the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations are included, or incorporated by reference, in the Registration Statement and the Prospectus.

          (e)    No Material Adverse Change in Business.    Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships considered as one enterprise (a "Material Adverse Effect"), whether or not arising in the ordinary course of business, (B) no casualty loss or condemnation or other adverse event with respect to the Properties or any development project of the Company (as described in "Development Pipeline" in the Company's Annual Report on Form 10-K for the most recently completed fiscal year, and such other development projects and sites as of the date of the Agreement (the "Development Sites")) has occurred which would have a Material Adverse Effect, (C) there have been no transactions entered into by the Company, the Operating Partnership, any subsidiary or any Property Partnership, other than those arising in the ordinary course of business, which would have a Material Adverse Effect, (D) except for regular distributions on the Company's common stock, par value $.01, (the "Common Stock") in amounts per share that are consistent with past practice, regular quarterly distributions on units of the Operating Partnership (the "Units"), and regular quarterly dividends on the Company's Series A convertible preferred stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any distribution by the Operating Partnership with respect to its Units and (E) there has been no material change in the capital stock of the Company or the partnership interests of the Operating Partnership, or any material increase in the indebtedness of the Company, the Operating Partnership, its subsidiaries and any Property Partnership considered as one enterprise.

          (f)    Good Standing of the Company.    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, to enter into and perform its obligations under, or as contemplated under, this Agreement and to execute, deliver and file the Certificate of Designations. The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register or be in good standing would not result in a Material Adverse Effect.

          (g)    Good Standing of the Operating Partnership.    The Operating Partnership is duly formed and validly existing as a limited partnership in good standing under the laws of the State of Delaware, with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged and proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. The Company is the sole general partner of the Operating Partnership and holds such number and/or percentage of Units as disclosed in the Prospectus as of the dates set forth therein. The Agreement of Limited Partnership of the Operating Partnership, dated April 21, 1994, as amended through the Representation Date (the "Operating Partnership Agreement"), is in full force and effect.

          (h)    Good Standing of the Subsidiaries.    Each subsidiary that is a "significant subsidiary" as such term is defined in Section 1-02 of Regulation S-X (each a "Significant Subsidiary," and collectively, the "Significant Subsidiaries") and each subsidiary listed on Exhibit A hereto has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other legal entity, as the case may be, in good standing under the laws of the state of its jurisdiction of incorporation or organization, as the case may be, with the requisite power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. Each such entity is duly qualified or registered as a foreign corporation, limited partnership or limited liability company or other entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each such entity have been duly authorized and validly issued and are fully paid and non-assessable, or with respect to partnership entities, to the extent due and payable, have been fully paid, and are owned directly or indirectly by the Company or the Operating Partnership and various joint venture partners, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, "Liens"). No shares of capital stock or other equity interests of such entities are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock or other equity interests of such entities and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or other equity interests or any other securities of such entities, except as disclosed in the Prospectus or as otherwise provided in the joint venture agreements listed on a schedule to the Agreement, if not otherwise disclosed in the Prospectus.

          (i)    Good Standing of Property Partnerships.    Each of the Property Partnerships is duly organized and validly existing as a limited or general partnership, limited liability company or other legal entity, as the case may be, in good standing under the laws of its respective jurisdiction of formation; each of the Property Partnerships has the requisite power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged. Each of the partnership, operating or other organizational agreements, as the case may be, of the Property Partnerships is in full force and effect. Each of the Property Partnerships is duly qualified or registered as a foreign partnership, limited liability company or other legal entity to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect.

          (j)    Capitalization.    The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the "Description of Common Stock" and "Description of Preferred Stock" sections contained in the Prospectus (except for subsequent issuances thereof, if any, contemplated under this Agreement, pursuant to employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus or upon the exchange of Units). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable and were offered in compliance with all applicable laws (including, without limitation, Federal and state Securities laws), and none of such shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter, and by-laws of the Company or under any agreement to which the Company or any of its subsidiaries is a party or otherwise. Except for shares of Common Stock issuable upon exchange of Units or upon the exercise of options or the grant of restricted shares under the stock option plans of the Company, and except as described in the Prospectus, there are no shares of capital stock of the Company reserved for any purpose and there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company and except as granted in this Agreement, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such stock or any other securities of the Company.

          (k)    Authorization of Units.    All the issued and outstanding Units have been duly authorized, validly issued, and fully paid, and sold or exchanged in compliance with all applicable laws (including, without limitation, federal and state securities laws). Except as described in the Prospectus, there are no Units reserved for any purpose, no outstanding securities convertible into or exchangeable for any Units and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for Units.

          (l)    Authorization of this Agreement and the Certificate of Designations.    This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership, to the extent each is a party thereto and assuming due authorization, execution and delivery by the Underwriters, is enforceable against the Company and the Operating Partnership, to the extent each is a party thereto, in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or (B) the availability of equitable remedies may be limited by equitable principles of general applicability. The Certificate of Designations has been, or by the Closing Date will be, duly authorized, delivered and filed by the Company.

          (m)    Authorization of the Shares.    The Shares have been, or as of the date of this Agreement will have been, duly authorized by the Company for issuance and sale pursuant to this Agreement. Such Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration therefor specified in this Agreement, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Company or under any agreement to which the Company, the Operating Partnership, any subsidiary or any Property Partnership is a party, or otherwise. No holder of such Shares is or will be subject to personal liability by reason of being such a holder. The Certificate of Designations for the Shares will be in full force and effect prior to the time of payment for and delivery of the Shares and will comply with all applicable legal requirements. The form of stock certificate to be used to evidence the Series C Preferred Stock will be in due and proper form and will comply with all applicable legal requirements.

          (n)    Descriptions of the Shares.    The Shares being sold pursuant to this Agreement, as of the date of the Prospectus, will conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

          (o)    Absence of Defaults and Conflicts.    None of the Company, the Operating Partnership, any subsidiary or any Property Partnership is in violation of its charter, by-laws, certificate of limited partnership or partnership agreement or other organizational document, as the case may be, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any such entity is a party or by which or any of them may be bound, or to which any of its assets or the Properties may be bound or are subject (collectively, "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Certificate of Designations and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or the Operating Partnership in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Shares and the use of the proceeds from the sale of the Shares as described under the caption "Use of Proceeds") and compliance by the Company and the Operating Partnership with their obligations hereunder and thereunder have been duly authorized by all necessary corporate or partnership action, as the case may be, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company, the Operating Partnership, any subsidiary or any Property Partnership pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or the organizational documents of the Operating Partnership, any subsidiary or any Property Partnership or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, the Operating Partnership, any subsidiary or any Property Partnership or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership, any subsidiary or any Property Partnership.

          (p)    Absence of Labor Dispute.    No labor dispute with the employees of the Company, the Operating Partnership, any subsidiary or any Property Partnership exists or, to the knowledge of the Company or the Operating Partnership is imminent.

          (q)    Absence of Proceedings.    There is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Partnership threatened against or affecting the Company, the Operating Partnership, any subsidiary or any Property Partnership which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of this Agreement or the transactions contemplated herein or therein. The aggregate of all pending legal or governmental proceedings to which the Company, the Operating Partnership, any subsidiary or any Property Partnership is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (r)    Accuracy of Exhibits.    There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required and the descriptions thereof or references thereto are correct in all material respects and no material defaults exist in the due performance or observance of any material obligation, agreement, covenant or condition contained in any such contract or document.

          (s)    REIT Qualification.    Commencing with its taxable year ended December 31, 1994, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code for each of its subsequent taxable years, and no actions have been taken (or not taken which are required to be taken) which would cause such qualification as a REIT to be lost.

          (t)    Absence of Further Requirements.    No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or the Operating Partnership of its obligations under this Agreement or in connection with the transactions contemplated under this Agreement, except such as have been already obtained or as may be required in connection with the National Association of Securities Dealers, Inc. (the "NASD") or under state securities or real estate syndication laws.

          (u)    Possession of Intellectual Property.    None of the Company, the Operating Partnership or any subsidiary is required to own or possess any trademarks, service marks, trade names, copyrights or other intellectual property (collectively "proprietary rights") not now lawfully owned or possessed by such entity in order to lawfully conduct the business now operated by such entity or as proposed to be operated by it as described in the Prospectus, and no such entity has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any proprietary rights, other than such conflict or infringement which would not have a Material Adverse Effect.

          (v)    Possession of Licenses and Permits.    Each of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships possesses such certificates, permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them. Each of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. None of the Company, the Operating Partnership, any subsidiary or any Property Partnership has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (w)    Registration Rights.    Except as disclosed in the Prospectus and for registration rights of holders of Units, and certain holders of Common Stock who acquired such shares from the

  Company's former Chief Executive Officer, there are no persons with registration or other similar rights to have any securities included in the offering contemplated by this Agreement, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

          (x)    Title to Property.    The Company, the Operating Partnership, the subsidiaries and the Property Partnerships have good and marketable title to all real property and related improvements and other assets owned by the Company, the Operating Partnership, the subsidiaries and the Property Partnerships, respectively, and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (A) as otherwise stated in the Registration Statement and the Prospectus or (B) those which do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership, any subsidiary or any Property Partnership, as the case may be. All of the leases and subleases material to the business of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships considered as one enterprise, and under which the Company or any subsidiary holds properties described in the Prospectus, are in full force and effect, and none of the Company, the Operating Partnership, any subsidiary or any Property Partnership has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company, the Operating Partnership, any subsidiary or any Property Partnership under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, the Operating Partnership, such subsidiary or such Property Partnership of the continued possession of the leased or subleased premises under any such lease or sublease. All material liens, charges, encumbrances, claims, restrictions on or affecting any of the Properties or Development Sites and the assets of the Company, the Operating Partnership, the subsidiaries or any Property Partnership which are required to be disclosed in the Registration Statement and the Prospectus are disclosed therein. No tenant under any of the leases, pursuant to which the Company, the Operating Partnership, any subsidiary or any Property Partnership, as lessor, leases its Property, has an option or right of first refusal to purchase the premises demised under such lease, the exercise of which would have a Material Adverse Effect. Except as disclosed in the Registration Statement or Prospectus, each Property complies with all applicable codes, laws, regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to such Property), except for such failure to comply that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation proceeding, zoning change or other proceeding or action that will, in any material manner, affect the size of, use of, improvements on, development of, construction on or access to, the Properties or the Development Sites, except such proceedings or actions that would not have a Material Adverse Affect. The property purchase agreements described in the Prospectus have been duly authorized, executed and delivered by the Company, have been executed by the other parties thereto, and constitute binding obligations of the Company. The description of the property purchase agreements contained in the Prospectus is accurate in all material respects.

          (y)    Insurance.    The Company, the Operating Partnership, the subsidiaries and/or the Property Partnerships, as applicable, have insurance policies in effect for the Properties, Development Sites and other assets of the Company, the Operating Partnership, the subsidiaries and/or the Property Partnerships, as applicable, covering risks and in amounts that are commercially reasonable for the assets owned by such entities and that are consistent with the types and amounts of insurance typically maintained by prudent owners of similar types of properties and assets, and none of such entities has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

          (z)    Investment Company Act.    None of the Company, the Operating Partnership, any subsidiary or any Property Partnership is, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (aa)    Environmental Laws.    Except as otherwise stated in the Registration Statement and the Prospectus and except such violations as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, the Operating Partnership, any subsidiary or any Property Partnership is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree of judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) each of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships has all permits, authorizations and approvals required under any applicable Environmental Laws and each is in compliance with their requirements, (C) there are no pending or, to our knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings pursuant to any Environmental Law against the Company, the Operating Partnership, any subsidiary or any Property Partnership and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against the Company, the Operating Partnership, any subsidiary or any Property Partnership or any of their assets relating to any Hazardous Materials or the violation of any Environmental Laws.

          (bb)    Tax Returns.    Each of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships has filed all federal, state, local and foreign income tax returns which have been required to be filed (except in any case in which an extension has been granted or the failure to so file would not have a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

          (cc)    Beneficial Owners, Directors and Officers of the Company.    No person who (a) in the aggregate beneficially owns 5% or more of the Common Stock (a "Beneficial Owner"), (b) is a director of the Company or (c) is an officer of the Company, is a member of the NASD, a controlling stockholder of a member, or an affiliate of a member, or of an underwriter or related person of a member or underwriter with respect to any proposed offering under this Agreement. No beneficial owner of the Company's unregistered securities acquired within the 12 months prior to the filing of the Registration Statement, or any amendments thereto, or to the filing of the Prospectus, or any amendment or supplement thereto, has any direct or indirect affiliation or association with any NASD member.

          (dd)    Stabilization/Manipulation.    Neither the Company, the Operating Partnership nor any of their directors, officers or controlling persons has taken or will take, directly or indirectly, any action resulting in the violation of Regulation M, or designed to cause or result under the Exchange Act or otherwise in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company or facilitation of the sale or resale of any such securities.

          (ee)    Officers' Certificates.    Any certificate signed by any officer of the Company or any authorized representative of the Operating Partnership and delivered to the Representatives or to counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by such entity to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

          (ff)    Related Party Transactions.    There are no business relationships or related party transactions (including those contemplated by Item 404 of Regulation S-K under the Securities Act) involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

        2.    Agreements to Sell and Purchase

          (a)    Firm Shares.    On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Firm Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

          (b)    Additional Shares.    In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 450,000 shares of the Company's Series C Preferred Stock at the price per share set forth in Schedule B. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time, only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Shares, upon notice by the Representatives to the Company setting forth the number of Additional Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Additional Shares. Any such time and date of delivery (an "Additional Closing Date") shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined. If the option is exercised as to all or any portion of the Additional Shares, each of the Underwriters, acting severally and not jointly, will purchase its share of the total number of Additional Shares then being purchased proportionate to its share of the Firm Shares set forth in Schedule A opposite the name of such Underwriter, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

          (c)    Payment.    Payment of the purchase price for, and delivery of the Firm Shares shall be made at the offices of Clifford Chance US LLP, or at such other place as shall be agreed upon by the Representatives and the Company, at 11:00 A.M. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 9), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Date").

          In addition, in the event that any or all of the Additional Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Additional Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Additional Closing Date as specified in the notice from the Representatives to the Company.

          Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of the Shares to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Shares and the Additional Shares, if any, which it has agreed to purchase. Merrill Lynch and Salomon, each individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Firm Shares or the Additional Shares, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Additional Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

          (d)    Denominations; Registration.    Certificates for the Firm Shares and the Additional Shares, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date or the relevant Additional Closing Date, as the case may be. The certificates for the Firm Shares and the Additional Shares, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Date or the relevant Additional Closing Date, as the case may be.

        3.    Covenants of the Company.    In further consideration of the agreement of the Underwriters herein contained, each of the Company and the Operating Partnership covenants with each Underwriter as follows:

          (a)    Compliance with Securities Regulations and Commission Requests.    The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the Securities Act Regulations and/or Rule 434 of the Securities Act Regulations, if and as applicable, and will notify the Representatives immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b)    Filing of Amendments.    The Company and the Operating Partnership will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act Regulations), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriter shall reasonably object.

          (c)    Delivery of Registration Statements.    The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto for each of the Underwriters. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d)    Delivery of Prospectuses.    The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requests, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, such number of copies of the Prospectus as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e)    Continued Compliance with Securities Laws.    The Company will comply with the Securities Act and the Securities Act Regulations and the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters and counsel for the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f)    Blue Sky Qualifications.    The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications so long as may be required for the distribution of the Shares in effect for a period of not less than one year from the date hereof; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify or register as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or registered, or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified or registered, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Shares.

          (g)    Earnings Statement.    The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement (in form complying with Rule 158 of the Securities Act Regulations) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

          (h)    Reporting Requirements.    The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

          (i)    Listing.    The Company will use its best efforts to effect and maintain the listing of the Shares within 30 days from the Closing Date, on the NYSE.

          (j)    REIT Qualification.    The Company will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust" under the Code.

          (k)    Use of Proceeds.    The Company will use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds."

          (l)    Exchange Act Filings.    During the period from the Closing Date until five years after the Closing Date, the Company will deliver to each Underwriter, (i) promptly upon their becoming available, copies of all current, regular and periodic reports of the Company mailed to its stockholders or filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission's functions, and (ii) such other information concerning the Company as such Underwriter may reasonably request.

        4.    Payment of Expenses.    (a) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, and the preparation and delivery of this Agreement, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Shares and all costs and expenses incident to listing the Shares on the New York Stock Exchange and, if applicable, other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary incurred in connection with the sale of the Shares pursuant to the terms of this Agreement, and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 6 entitled "Indemnification of Underwriters" and Section 7 entitled "Contribution", the Underwriter will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

        (b)  If this Agreement shall be terminated by the Representatives in accordance with the provisions of Section 5 or Section 8 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

        5.    Conditions to the Underwriters' Obligations.    The obligations of the several Underwriters to purchase and pay for the Shares pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof or in certificates of any officer or authorized representative of the Company or the Operating Partnership delivered pursuant to the provisions hereof, to the performance by each of the Company and the Operating Partnership of its covenants and other obligations hereunder, and to the following further conditions:

          (a)    Effectiveness of Registration Statement.    The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings therefor initiated or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Shares, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b) (1), (2), (3), (4) and/or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the Securities Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

          (b)    Opinion of Counsel for Company.    At the Closing Date, the Representatives shall have received the favorable opinion, dated as of Closing Date, of Hogan & Hartson L.L.P., counsel for the Company and the Operating Partnership in form and substance reasonably satisfactory to counsel for the Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request. The opinion of Hogan & Hartson shall be rendered to the Underwriters at the request of the Company and shall so state therein.

          (c)    Opinion of Counsel for the Underwriters.    At the Closing Date, the Representatives shall have received the favorable opinion, dated as of Closing Date, of Clifford Chance US LLP, counsel for the Underwriters, in form and substance reasonably acceptable to the Underwriters. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or authorized representatives of the Company and the Operating Partnership and certificates of public officials.

          (d)    Officers' Certificate.    At the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company on behalf of the Company for itself and as general partner of the Operating Partnership and of the chief financial officer or chief accounting officer of the Company on behalf of the Company and as general partner of the Operating Partnership, dated as of Closing Date, to the effect (i) that there has been no such material adverse change, (ii) that the representations and warranties in Section 1 are true and correct, in all material respect, with the same force and effect as though expressly made at and as of the Closing Date, (iii) that each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date, and (iv) that no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

          (e)    Accountant's Comfort Letter.    On the date hereof, the Representatives shall have received from the accountants who certified the financial statements included in or incorporated by reference into the Registration Statement or the Prospectus, a letter, dated such date, in form and substance reasonably satisfactory to the Representatives and counsel to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" as set forth in the AICPA's Statement on Auditing Standards 71 and 72 to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

          (f)    Bring-down Comfort Letter.    At the Closing Date, the Representatives shall have received from the accountants who certified the financial statements included in or incorporated by reference into the Registration Statement or the Prospectus, a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

          (g)    No Objection.    If the Registration Statement or an offering of Shares has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (h)    Over-Allotment Option.    In the event that the Underwriters exercise their option to purchase any Additional Shares, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company or the Operating Partnership hereunder shall be true and correct as of the Additional Closing Date, and, at the Additional Closing Date, the Representatives shall have received:

            (i)    A certificate, dated the Additional Closing Date, of the President or a Vice President of the Company for itself and as general partner of the Operating Partnership and the chief financial officer or chief accounting officer of the Company for itself and as general partner of the Operating Partnership confirming that the certificate delivered on the Closing Date pursuant to Section 5(d) hereof remains true and correct as of the Additional Closing Date.

            (ii)  The favorable opinion of Hogan & Hartson L.L.P., counsel for the Company, the Operating Partnership and the subsidiaries, in form and substance reasonably satisfactory to counsel for the Underwriters, dated the Additional Closing Date, relating to the Additional Shares and otherwise to the same effect as the opinion required by Section 5(b) hereof.

            (iii)    The favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated the Additional Closing Date, relating to the Additional Shares and otherwise to the same effect as the opinion required by Section 5(c) hereof.

            (iv)  A letter from the accountants who certified the financial statements included in or incorporated by reference into the Registration Statements of the Prospectus, in form and substance reasonably satisfactory to the Representatives and dated the Additional Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof, except that the "specified date" on the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to the Additional Closing Date.

          (i)    Additional Documents.    At the Closing Date, and at any Additional Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions (including an opinion of Hogan & Hartson L.L.P. as to the Company's qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and as to certain other tax matters, in form and substance reasonably satisfactory to counsel for the Underwriters, dated the Closing Date) as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

          (j)    Termination of this Agreement.    If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Sections 3(m) and 8, and except that Sections 1, 6, 7, 10 and 15 shall survive any such termination and remain in full force and effect.

        6.    Indemnification of Underwriters.

          (a)    Indemnification of the Underwriters.    The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

            (i)    against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Operating Partnership; and

            (iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating,

    preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

  provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (b)    Indemnification of Company, Operating Partnership, Directors and Officers.    Each Underwriter severally agrees to indemnify and hold harmless the Company, the Operating Partnership, each of their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

          (c)    Actions against Parties; Notification.    Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to one local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

          (d)    Settlement without Consent if Failure to Reimburse.    If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a) (ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

        7.    Contribution.    If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

        The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover.

        The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

        Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

        No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

        For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the number of Firm Shares set forth opposite their respective names in Schedule A hereto and not joint.

        8.    Termination.    (a) The Representatives may terminate this Agreement by notice to the Company at any time on or prior to the Closing Date, if (i) there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership, the subsidiaries and the Property Partnerships considered as one enterprise, whether or not arising in the ordinary course of business, (ii) there has occurred any material adverse change in the financial markets in the United States or internationally, any attack on or acts of terrorism involving the United States, any declaration of war by Congress, any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change or development involving a prospective change in the United States' or international political, financial, or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) trading in any securities of the Company has been suspended or limited by the Commission or the NYSE, or if trading or quotation generally on the NYSE has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) a banking moratorium has been declared by either Federal or New York authorities.

        (b)  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 10 shall survive such termination and remain in full force and effect.

        9.    Default by One or More of the Underwriters.    If one or more of the Underwriters shall fail at the Closing Date or the Additional Closing Date to purchase the Shares which it or they are obligated to purchase under this Agreement (the "Defaulted Shares"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a)  if the number of Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b)  if the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement or, with respect to any Additional Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Additional Shares to be purchased and sold on such Additional Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

        No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

        In the event of any such default which does not result in (i) a termination of this Agreement or, (ii) in the case of a Additional Closing Date which is after the Closing Date, a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Additional Shares, as the case may be, either the Representatives or the Company shall have the right to postpone Closing Date or the relevant Additional Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section.

        10.    Representations, Warranties and Agreements to Survive Delivery.    All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or authorized representatives of the Operating Partnership submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling person, or by or on behalf of the Company or the Operating Partnership, and shall survive delivery of and payment for the Shares.

        11.    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, Incorporated at 4 World Financial Center, 26th Floor, New York, New York 10281-1209, Attention of General Counsel, and notices to either the Company or the Operating Partnership shall be directed to them at 1300 Wilson Blvd., Suite 400, Arlington, Virginia 22209, Attention of Laurence C. Siegel.

        12.    Parties.    This Agreement shall inure to the benefit of and be binding upon the parties hereto. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        13.    Effectiveness.    This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

        14.    Counterparts.    This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        15.    Applicable Law.    This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

        16.    Headings.    The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[SIGNATURE PAGE APPEARS NEXT]

Very truly yours, THE MILLS CORPORATION
By:	/s/ KENNETH R. PARENT Name: Kenneth R. Parent Title: Chief Operating Officer
THE MILLS LIMITED PARTNERSHIP
By:	The Mills Corporation, its general partner
By:	/s/ KENNETH R. PARENT Name: Kenneth R. Parent Title: Chief Operating Officer
Accepted as of the date hereof MERRILL LYNCH & CO., MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
By:	/s/ MARK LANDAU Name: Mark Landau Title: Managing Director
SALOMON SMITH BARNEY INC.
By:	/s/ ROBERT MURRAY Name: Robert Murray Title: Vice President
RBC DAIN RAUSCHER INC.
By:	/s/ H. ROBERT FOERSTER III Name: H. Robert Foerster III Title: Vice President
UBS WARBURG LLC
By:	/s/ EDWARD ARDEN Name: Edward Arden Title: Executive Director
By:	/s/ RYAN DONOVAN Name: Ryan Donovan Title: Associate Director

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

Schedule A

Number of Firm Shares to be Purchased

Name of Underwriter	Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	536,250
Salomon Smith Barney Inc.	536,250
RBC Dain Rauscher Inc.	536,250
UBS Warburg LLC	536,250
Bear, Stearns & Co. Inc.	225,000
Deutsche Bank Securities Inc.	225,000
Legg Mason Wood Walker Incorporated	225,000
BB&T Capital Markets/Scott & Stringfellow, Inc.	60,000
McDonald Investments Inc.	60,000
Stifel, Nicolaus & Company, Incorporated	60,000

Total	3,000,000

Sch-A

Schedule B

        1.    The initial public offering price per share for the Shares, determined as provided in said Section 2, shall be $25.00.

        2.    The purchase price per share for the Shares to be paid by the several Underwriters shall be $24.2125, being an amount equal to the initial public offering price set forth above less $0.7875 per share; provided that the purchase price per share for any Additional Shares purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares.

        3.    The dividend rate on the Shares will be 9.00% per annum.

        4.    The maximum selling concession is $0.50 per share and the maximum reallowance discount is $0.45 per share.

Sch-B

QuickLinks

  Exhibit 1.1
Schedule A Number of Firm Shares to be Purchased
Schedule B